PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated July 13, 2020)	Registration No. 333-239837

Enochian Biosciences, Inc.

Up to $20,575,016 of Shares of

Common Stock

This prospectus supplement relates to the issuance and sale of up to $20,575,016 in shares of our common stock, to Lincoln Park Capital Fund, LLC, or Lincoln Park, from time to time, in one or more transactions in amounts, at prices, and on terms that will be determined at the time these securities are offered pursuant to a purchase agreement between us and Lincoln Park, dated as of July 8, 2020, or the Purchase Agreement, whereby Lincoln Park committed to purchase up to $20,000,000 of our common stock, and we agreed to issue 139,567 shares of our common stock as commitment shares. See “The Lincoln Park Transaction” for a description of the Purchase Agreement. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “ENOB”. On July 17, 2020 the last reported sale price of our common stock was $4.12 per share.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page S-5 of this prospectus supplement and the section entitled “Risk Factors” beginning on page 6 of the accompanying prospectus, and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus supplement by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 20, 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific terms of this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. This prospectus supplement may also add to, update or change information contained in the accompanying base prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

This prospectus supplement, the accompanying base prospectus and any free-writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and Lincoln Park has not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $50 million, of which this offering is a part.

We are not, and Lincoln Park is not, making an offer or sale of our common stock in any jurisdiction where such offer or sale is not permitted.

The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, before you invest, as these documents contain information you should consider when making your investment decision.

None of Enochian Biosciences, Inc., Lincoln Park or any of their representatives are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our anticipated future clinical and regulatory milestone events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “forecast,” “could,” “suggest,” “plan,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding:

•	our ability to operate with substantial and increasing losses;

•	our ability to successfully commercialize our product candidates and generate revenues;

•	our ability to raise capital as needed and on terms acceptable to us and our stockholders and the effects of such financing activities on our Common Stock;

•	our dependence on third parties and such third parties’ actions that may affect our business;

•	the conduct of and the results of studies and trials of our product candidates and the effects of such results on our business;

•	regulatory matters that may affect our business;

•	competition and technological change;

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•	our ability to obtain and maintain sufficient intellectual property protection for our product candidates;

•	our ability to comply with our intellectual property licensing agreements;

•	our ability to defend against claims of intellectual property infringement;

•	our ability to comply with the maintenance requirements of the government patent agencies;

•	our ability to protect our intellectual property rights throughout the world;

•	our ability to maintain the confidentiality of our trade secrets;

•	market forces affecting our Common Stock, actions by our stockholders and future events outside of our control that may affect the price of our Common Stock;

•	our ability to manage growth and to retain and hire key personnel;

•	our anticipated future regulatory submissions and our ability to receive regulatory approvals to develop and market our product candidates;

•	our anticipated regulatory costs and burdens; and

•	our ability to generate any revenue.

We have based these forward-looking statements largely on our current expectations and projections about future events, including the responses we expect from the U.S. Food and Drug Administration, or FDA, and other regulatory authorities and financial trends that we believe may affect our financial condition, results of operations, business strategy, preclinical trials and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions including without limitation the risks described in periodic reports that we have filed under the Securities Exchange Act of 1934 that are incorporated by reference in this prospectus. These risks are not exhaustive. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable laws including the securities laws of the United States, we assume no obligation to update or supplement forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference for a more complete understanding of this offering of common stock. Please read “Risk Factors” read the section entitled “Risk Factors” on page S-6 of this prospectus supplement and the section entitled “Risk Factors” beginning on page 6 of the accompanying prospectus for information regarding risks you should consider before investing in our common stock.

Throughout this prospectus supplement, when we use the terms “Enochian,” “we,” “us,” “our” or the “Company,” we are referring either to Enochian Biosciences, Inc. in its individual capacity or to Enochian Biosciences, Inc. and its operating subsidiaries collectively, as the context requires.

Our Company

Overview

Enochian Biosciences, Inc. is a preclinical stage biotechnology company committed to using our genetically modified cellular and immune-therapy technologies to prevent or potentially cure HIV, HBV and to provide potentially life-long cancer remission of some of the deadliest cancers. We do this by genetically modifying, or re-engineering, different types of cells, depending on the therapeutic area and then injecting or reinfusing the re-engineered cells back into the patient to provide treatment. In some of our interventions, immunotherapy is used.

Human Immunodeficiency Virus, or HIV, and Acquired Immunodeficiency Syndrome, or AIDS

HIV attacks the body’s own immune system, specifically killing off CD4+ cells or T-cells. Left untreated, HIV reduces the number of T-cells in the body, leading to AIDs, a condition where the body cannot fight off common infections and disease.

Currently, there are over 30 antiretroviral drugs, or ART, approved by the FDA to treat HIV patients, but these drugs are expensive, require daily adherence, and can have significant side effects over time. In addition, approximately 1 million people, including in high-income countries, continue to die from HIV/AIDS due to resistance to ART or lack of access. Today there are no treatments, which can eliminate the reservoir of cells that contain HIV from the body. In other words, treatment is life-long.

There have been several efforts to cure HIV by re-engineering a person’s own T-cells so that such cells no longer express C-C chemokine receptor type 5, also known as CCR5, which is an essential co-receptor for HIV to enter T-cells. A mutation that blocks expression of CCR5 on T-cells occurs in a small percentage of people with no known adverse effects. The “Berlin patient” is an HIV-positive person who developed cancer and was treated with a bone marrow transplant with cells derived from a person with a naturally occurring deletion of CCR5. The Berlin patient seems to be effectively cured from HIV. Therefore, several researchers and companies have attempted to replicate the experience of the Berlin patient by genetically modifying the T-cells of HIV-positive patients and reinfusing them with T-cells that do not express CCR5. However, the uptake, or engraftment of the modified, reinfused cells has not been optimal, leading to a failure to achieve a cure. In addition, the transplant conditioning that has been used is myeloablative chemotherapy, wiping out the patient’s immune system, which has inherent risks and can have long-term side effects, including the risk of developing cancer.

ENOB-HV-01 is a novel, proprietary approach with the potential to overcome the failures of recent efforts. The intervention: 1) provides gene-modified, reinfused cells with a competitive advantage over non-modified cells in the HIV-positive person, with the potential to significantly increase engraftment; and 2) avoids the need for myeloablative chemotherapy and, in fact, could potentially be given on an outpatient basis. We participated in an INTERACT meeting on June 2, 2020. Initial scientific findings were presented at the annual conference of the American Society of Cell and Gene Therapy in May 2020.

We are developing ENOB-HV-11 and ENOB-HV-12 that will utilize a novel cellular- and immunotherapy approach to potentially provide for a preventative vaccine and a therapeutic vaccine, respectively. A non-human primate study is in process.

Hepatitis B (HBV)

Despite the availability of an effective vaccine, Hepatitis B Virus (HBV) is the world’s most common serious liver infection. It is the leading cause of liver cancer and the second leading cause of cancer deaths in the world. Two billion people have been infected with HBV, and 257 million have chronic infection, and nearly 1 million people die every year.

Current efforts to develop novel treatment or cure largely focus on approaches to deplete the pool of a certain type of HBV DNA. Enochian has partnered with Seraph Research Institute to develop an innovative approach to co-opt HBV polymerase to induce the death of liver cells infected with the virus.

The initial in vitro and in vivo work was presented at the biannual HEP DART meeting in December of 2019, where it was selected as one of the best new therapies/novel strategies. Additional data was presented at the annual conference of the American Society of Cell and Gene Therapy in May 2020.

Cancer

Based on learning from peer-reviewed publications of Phase I/IIa trials we have designed an innovative dendritic-cell based therapeutic vaccination platform that could potentially be used to induce life-long remissions from some of the deadliest solid tumors. We plan to initially target pancreatic cancer, triple negative breast cancer, glioblastoma, and renal cell carcinoma. The platform might also allow for non-specific immune enhancement that could have impact against a broad array of solid tumors. As with HIV, our approach could potentially allow for outpatient therapy without ablating or significantly impairing the patient’s immune system, as many current approaches require.

Corporate Information

Our principal executive office is located at 2080 Century Park East, Suite 906, Los Angeles, CA 90067, and our telephone number is (786) 888-1685. Our website address is http://www.enochianbio.com. No information found on our website is part of this prospectus. Also, this prospectus may include the names of various government agencies or the trade names of other companies. Unless specifically stated otherwise, the use or display by us of such other parties’ names and trade names in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties.

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THE OFFERING

Common stock offered by us in the Lincoln Park offering:

Up  to  $20,000,000  of  shares  of  our  common  stock  we  may  sell to Lincoln Park from time to time until the expiration of the registration statement of which this prospectus is a part or the earlier termination of the Purchase Agreement by us; and

Up to 139,567 commitment shares valued at approximately $575,016 based on a price of $4.12, the closing price of our common stock on The Nasdaq Capital Market on July 17, 2020, which is the amount of shares to be issued for no cash consideration to Lincoln Park as a commitment fee for Lincoln Park entering into the Purchase Agreement.

Common stock to be outstanding after this offering	51,491,345 shares, assuming sale of 4,854,369 shares at a price of $4.12 per share, which was the closing price of our common stock on Nasdaq on July 17, 2020, and the 139,567 commitment shares. The actual number of shares issued will vary depending on the sales prices in this offering, but will not be greater than, 9,299,480 shares (the “Exchange Cap”) representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement, in accordance with Nasdaq rules.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, working capital, capital expenditures and funding additional preclinical development and potential future clinical development of the our pipeline candidates and other anticipated growth.

Risk Factors	You should read the “Risk Factors” section on page S-5 of this prospectus supplement, “Risk Factor” section on page 6 of the accompanying prospectus and the other risks identified in the documents incorporated by reference herein before making a decision to purchase common stock in this offering.

Nasdaq Capital Market symbol	“ENOB”.

The number of shares of common stock shown above to be outstanding after this offering is based on 46,497,409 shares of common stock outstanding as of July 17, 2020 and excludes the following:

●	1,105,442 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted- average exercise price of $6.78; and

●	1,438,122 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $1.42 per share.

●	10,000 shares of common stock issuable upon the exercise of outstanding restricted stock units with a weighted-average exercise price of $6.15 per share.

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RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors included on page 6 of the accompanying prospectus our most recent Quarterly Report on Form 10-Q, any subsequently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to the Purchase Agreement

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On July 8, 2020, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $20 million of shares of our common stock, and we agreed to issue 139,567 commitment shares for no cash consideration as a fee for Lincoln Park’s execution of the Purchase Agreement in connection with the purchase of shares of our common stock under the Purchase Agreement. We may sell purchase shares to Lincoln Park pursuant to the Purchase Agreement at our discretion from time to time for a 36-month period, which period shall commence upon the satisfaction of the conditions set forth in the Purchase Agreement.

The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We have the right to control the timing and amount of any sales of our shares to Lincoln Park in our sole discretion, subject to certain limits on the amount of shares that can be sold on a given date. Sales of shares of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. Therefore, Lincoln Park may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Lincoln Park may sell all, some or none of those shares. Sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales, which could have a materially adverse effect on our business and operations.

You may experience future dilution as a result of future equity offerings or the exercise of stock options.

To raise additional capital, we may in the future offer additional shares of our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, to the extent that outstanding stock options may be exercised, or other shares issued, you may experience further dilution.

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We may not be able to access sufficient funds under the Purchase Agreement when needed.

Our ability to sell shares to Lincoln Park and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to Lincoln Park at any one time, and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 9.99% of our outstanding shares of common stock (the “Beneficial Ownership Cap”). Additionally, we will only be able to sell or issue to Lincoln Park 9,299,480 shares in total, which is equal to 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement unless we obtain stockholder approval or the average price of such sales exceeds the price of our common stock on July 7, 2020, as determined under Nasdaq rules. Therefore, we currently do not, and may not in the future, have access to the full amount available to us under the Purchase Agreement. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock currently registered.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. Our management has broad discretion as to the use of such proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might apply these proceeds in ways with which you do not agree, or in ways that ultimately do not yield a favorable return. If our management applies such proceeds in a manner that does not yield a significant return, if any, on our investment of such net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, working capital, capital expenditures and funding additional preclinical development and potential future clinical development of the our pipeline candidates and other anticipated growth.

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DILUTION

The sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to Lincoln Park, the more shares of our common stock we will have to issue to Lincoln Park pursuant to the Purchase Agreement and our existing stockholders would experience greater dilution. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2020 was approximately $1.8 million, or $0.4 per share.

After giving effect to the sale of common stock pursuant to this prospectus supplement and accompanying prospectus in the aggregate amount of $20,000,000 at an assumed offering price of $4.12 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on July 17, 2020, and the placement of 139,567 shares of common stock to Lincoln Park as Commitment Shares for no cash consideration and without giving effect to the Exchange Cap under the Purchase Agreement, and after deducting estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2020 would have been approximately $21.7 million, or $0.42 per share of common stock. This represents an immediate increase in the net tangible book value of $0.38 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.70 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$4.12
Net tangible book value per share as of March 31, 2020	$0.08
Increase per share attributable to new investors	$0.38
As adjusted net tangible book value per share as of March 31, 2020 after giving effect to this offering		$0.46
Dilution per share to new investors purchasing shares in this offering		$3.66

The table above assumes for illustrative purposes that an aggregate of 4,854,369 shares of our common stock are sold pursuant to this prospectus supplement and the accompanying prospectus at a price of $4.12 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on July 17, 2020, for aggregate gross proceeds of $20.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.12 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20.0 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $0.47 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.01 per share, after deducting estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.12 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20.0 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $0.45 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.01 per share, after deducting estimated aggregate offering expenses payable by us.

The above table and discussion are based on 46,497,409 shares of common stock outstanding as of March 31, 2020 and exclude the following, all as of March 31, 2020:

•	657,941 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $5.93 per share; and

•	1,438,122 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $1.42 per share.

•	10,000 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $6.15 per share.

To the extent that options, restricted share units, or warrants outstanding as of March 31, 2020 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, the issuance of these securities could result in further dilution to our stockholders.

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LINCOLN PARK TRANSACTION

On July 8, 2020, we entered into the Purchase Agreement and a Registration Rights Agreement (the “RRA”) with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $20 million of shares of our common stock (subject to certain limitations).

Pursuant to the terms of the RRA, which requires us to register purchase shares and commitment shares in order to sell purchase shares to Lincoln Park, we are filing this prospectus supplement to cover (i) the offer and sale of up to $20,000,000 of shares of our common stock and (ii) the issuance of 139,567 commitment shares to be issued to Lincoln Park for no cash consideration as a fee for Lincoln Park’s execution of the Purchase Agreement.

Purchase of Shares Under the Purchase Agreement

We may, from time to time upon the satisfaction of certain conditions set forth in the Purchase Agreement until August 1, 2023, in our sole discretion and subject to certain conditions outside of Lincoln Park’s control, direct Lincoln Park to purchase up to 50,000 shares (the “Regular Purchase Share Limit”) of our common stock on any business day (each such purchase, a “Regular Purchase”); provided that (i) the Regular Purchase Share Limit may be increased to up to 75,000 shares if the closing price of our common stock is not below $4.00 on such date; (ii) the Regular Purchase Share Limit may be increased to up to 100,000 shares if the closing price of our common stock is not below $6.00 on such date; and (iii) the Regular Purchase Share Limit may be increased to up to 125,000 shares if the closing price of our common stock is not below $8.00 on such date; and provided further that we may also mutually agree with Lincoln Park to increase the Regular Purchase Share Limit and to make multiple purchases in a given day. Additionally, all such share and dollar amounts shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction as provided in the Purchase Agreement, and in no event shall Lincoln Park purchase more than $1,000,000 worth of our common stock pursuant to a Regular Purchase on any single business day. The purchase price per share for each such Regular Purchase will be equal to the lower of:

●	the lowest sale price for our common stock on the purchase date of such shares; or

●	the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to the Regular Purchases described above, in the event we have directed Lincoln Park to purchase shares of our common stock not less than the Regular Purchase Share Limit then in effect, on such purchase date we may also direct Lincoln Park to purchase an additional amount of our common stock on the following business day (an “Accelerated Purchase”), not to exceed the lesser of:

●	30% of the aggregate shares of our common stock traded during normal trading hours on the purchase date; and

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●	300% of the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

●	97% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our common stock traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement or fallen below the minimum price threshold we choose, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of shares of our common stock traded has exceeded such volume maximum or fallen below such minimum price threshold; or

●	the closing sale price of our common stock on the purchase date.

In the event we have directed Lincoln Park to purchase shares of our common stock in the full amount available for an Accelerated Purchase, on the date of such Accelerated Purchase (which is the business day following the corresponding Regular Purchase), we may also direct Lincoln Park to purchase additional amounts of our common stock under the same terms set forth above for an Accelerated Purchase (an “Additional Accelerated Purchase”). Subject to certain conditions, we may make multiple Additional Accelerated purchase in a given business day.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as set forth in the Purchase Agreement.

The Purchase Agreement limits our sales of shares of common stock to Lincoln Park to 9,299,480 shares of our common stock, representing 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement unless we obtain stockholder approval or the average price of such sales exceeds the price of our common stock on July 7, 2020, as determined under Nasdaq rules, and also limits our sales to the extent that it would cause Lincoln Park to beneficially own shares of common stock in excess of the Beneficial Ownership Cap at any given time.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus forms a part, or any other registration statement registering securities under the Purchase Agreement, lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the sale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period (but excluding any termination of the registration statement upon the resale of all securities covered by such registration statement and any replacement of an existing registration statement with a new registration statement);

●	suspension by our principal market of our common stock from trading on The Nasdaq Capital Market for a period of one business day, provided that the Company may not direct the Investor to purchase any shares of common stock during any such suspension;

●	the delisting of the Common Stock from The Nasdaq Capital Market; provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca or the OTC Bulletin Board, OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

●	the transfer agent’s failure for three business days to issue to Lincoln Park shares of our common stock which Lincoln Park is entitled to receive under the Purchase Agreement;

●	any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days;

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●	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

●	if at any time we are not eligible to transfer our common stock electronically or a material adverse change in our business, financial condition, operations or prospects has occurred; and

●	if at any time we issue to Lincoln Park more than 9,299,480 shares of our common stock, representing 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement, unless we obtain stockholder approval or otherwise comply with the minimum pricing requirements under Nasdaq rules.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions until the later of (i) the thirty-sixth (36) month anniversary of the date of this Agreement and (ii) the thirty-sixth (36) month anniversary of the Commencement Date (if the Commencement has occurred. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common stock after the date of issuance, the issuance of securities with embedded anti-dilution provisions, the issuance of securities with an embedded put or call right or at a price subject to being reset after the initial issuance contingent on our business or market performance or entry into any new “equity line” but exclude, among other things, strategic transactions or any “at-the-market offering” of Common Stock through a registered broker-dealer.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that we issue to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold to Lincoln Park over a period of up to 36 months. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and we may terminate the Purchase Agreement at any time at our discretion without any cost to us.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Sold if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Proceeds from the Sale of Shares Under the Purchase Agreement Registered in this Offering
$2.00	9,159,913	16.4%	$18,319,826

$4.12 (3)	4,854,369	9.4%	$20,000,000

$6.00	3,333,333	6.7%	$20,000,000

$7.00	2,857,143	5.8%	$20,000,000

$8.00	2,500,000	5.1%	$20,000,000

(1)	Includes the total number of shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $20,000,000, if available, while giving effect to the Exchange Cap and without regard for the Beneficial Ownership Cap, and excludes the 139,567 commitment shares.

(2)	The denominator is based on 46,497,409 shares outstanding as of July 17, 2020 and is inclusive of the 139,567 commitment shares and the number of shares set forth in the adjacent column which we would have sold to Lincoln Park at the applicable assumed average purchase price per share. The number of shares in such column does not include shares that may be issued to Lincoln Park under the Purchase Agreement which are not covered under this prospectus supplement.

(3)	The closing price of our common stock on July 17, 2020.

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PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus include the issuance and sale of up to $20,575,016 of shares of our common stock that we may issue to Lincoln Park from time to time under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

We entered into the Purchase Agreement with Lincoln Park on July 8, 2020. In consideration for entering into the Purchase Agreement, we issued 139,567 shares of our common stock to Lincoln Park as commitment shares in connection with the purchase of our common stock by Lincoln Park. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Lincoln Park is committed to purchase an aggregate of up to $20 million of shares of our common stock ($20,000,000 in shares is registered hereunder) over the 36-month term of the Purchase Agreement. See “Lincoln Park Transaction.”

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on The Nasdaq Capital Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Lincoln Park.

We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

Action Stock Transfer is transfer agent and registrar for the Common Stock. Our common stock is listed on The Nasdaq Capital Market under the symbol “ENOB”.

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 LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by K&L Gates LLP, Miami, Florida.

EXPERTS

The consolidated financial statements as of June 30, 2019 and 2018, and for each of the two years in the period ended June 30, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2019 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We make available free of charge on our internet website at www.enochianbio.com our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider such information as part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)	our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on September 30, 2019, and the amendment thereto on Form 10-K/A filed on October 28, 2019;

(2)	our Proxy Statement on Schedule 14A filed on May 22, 2020 and our Information Statement on Schedule 14C filed on November 12, 2019;

(3)	our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2019 filed on November 13, 2019, for the quarter ended December 31, 2019 filed on February 10, 2020 and for the quarter ended March 31, 2020 filed on May 11, 2020;

(4)	our Current Reports on Form 8-K filed with the SEC on July 14, 2020, June 16, 2020, March 31, 2020, February 3, 2020, January 2, 2020, December 10, 2019, November 27, 2019, November 26, 2019, November 25, 2019, November 15, 2019 and November 14, 2019 and the amendment thereto on Form 8-K/A filed on November 14, 2019; and

(5)	the description of our Common Stock contained in the Registration Statement on Form 8-A (File No. 001-38758) filed with the SEC on December 6, 2018.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date the offering of securities hereunder is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this Prospectus.

S-12

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Enochian Biosciences, Inc.
2080 Century Park East, Suite 906
Los Angeles, CA 90067
+1 (786) 888-1685

S-13

PROSPECTUS

Enochian Biosciences, Inc.

$50,000,000 of Common Stock

Enochian Biosciences, Inc., a Delaware corporation (“us”, “we”, “our”, “Enochian” or the “Company”) may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, shares of our common stock, par value $0.0001 per share (“Common Stock”) described in this prospectus, up to an aggregate amount of $50,000,000.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.

Our Common Stock is currently quoted on the Nasdaq Capital Market under the symbol “ENOB”. On July 10, 2020, the last reported sale price of our Common Stock was $3.92 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 6 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated July 20, 2020.

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ABOUT THIS PROSPECTUS

This prospectus of Enochian Biosciences, Inc., a Delaware corporation (collectively with all of its subsidiaries, the “Company”, “Enochian”, or “we”, “us”, or “our”) is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus.

The registration statement of which this prospectus is a part provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Prospectus Summary - Where You Can Find More Information.”

We will provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Prospectus Summary — Where You Can Find More Information” for more information.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary does not contain all of the information you should consider. Before investing in our securities, you should read the entire prospectus carefully, including the “Risk Factors” beginning on page 6 and the financial statements incorporated by reference.

Our Current Business

We are a preclinical stage biotechnology company committed to using our genetically modified cellular and immune-therapy technologies to prevent or potentially cure HIV and HBV and to provide potentially life-long cancer remission of some of the deadliest cancers. We do this by genetically modifying, or re-engineering, different types of cells, depending on the therapeutic area and then injecting or reinfusing the re-engineered cells back into the patient to provide treatment. In some of our interventions, immunotherapy is used.

Human Immunodeficiency Virus, or HIV, and Acquired Immunodeficiency Syndrome, or AIDS

HIV attacks the body’s own immune system, specifically killing off CD4+ cells or T-cells. Left untreated, HIV reduces the number of T-cells in the body, leading to AIDs, a condition where the body cannot fight off common infections and disease.

Currently, there are over 30 antiretroviral drugs, or ART, approved by the FDA to treat HIV patients, but these drugs are expensive, require daily adherence, and can have significant side effects over time. In addition, approximately 1 million people, including in high-income countries, continue to die from HIV/AIDS due to resistance to ART or lack of access. Today there are no treatments, which can eliminate the reservoir of cells that contain HIV from the body. In other words, treatment is life-long.

There have been several efforts to cure HIV by re-engineering a person’s own T-cells so that such cells no longer express C-C chemokine receptor type 5, also known as CCR5, which is an essential co-receptor for HIV to enter T-cells. A mutation that blocks expression of CCR5 on T-cells occurs in a small percentage of people with no known adverse effects. The “Berlin patient” is an HIV-positive person who developed cancer and was treated with a bone marrow transplant with cells derived from a person with a naturally occurring deletion of CCR5. The Berlin patient seems to be effectively cured from HIV. Therefore, several researchers and companies have attempted to replicate the experience of the Berlin patient by genetically modifying the T-cells of HIV-positive patients and reinfusing them with T-cells that do not express CCR5. However, the uptake, or engraftment of the modified, reinfused cells has not been optimal, leading to a failure to achieve a cure. In addition, the transplant conditioning that has been used is myeloablative chemotherapy, wiping out the patient’s immune system, which has inherent risks and can have long-term side effects, including the risk of developing cancer.

ENOB-HV-01 is a novel, proprietary approach with the potential to overcome the failures of recent efforts. The intervention: 1) provides gene-modified, reinfused cells with a competitive advantage over non-modified cells in the HIV-positive person, with the potential to significantly increase engraftment; and 2) avoids the need for myeloablative chemotherapy and, in fact, could potentially be given on an outpatient basis. We participated in an INTERACT meeting on June 2, 2020. Initial scientific findings were presented at the annual conference of the American Society of Cell and Gene Therapy in May 2020.

We are developing ENOB-HV-11 and ENOB-HV-12 that will utilize a novel cellular- and immunotherapy approach to potentially provide for a preventative vaccine and a therapeutic vaccine, respectively. A non-human primate study is in process.

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Hepatitis B (HBV)

Despite the availability of an effective vaccine, Hepatitis B Virus (HBV) is the world’s most common serious liver infection. It is the leading cause of liver cancer and the second leading cause of cancer deaths in the world. Two billion people have been infected with HBV, and 257 million have chronic infection, and nearly 1 million people die every year.

Current efforts to develop novel treatment or cure largely focus on approaches to deplete the pool of a certain type of HBV DNA. Enochian has partnered with Seraph Research Institute to develop an innovative approach to co-opt HBV polymerase to induce the death of liver cells infected with the virus.

The initial in vitro and in vivo work was presented at the biannual HEP DART meeting in December of 2019, where it was selected as one of the best new therapies/novel strategies. Additional data was presented at the annual conference of the American Society of Cell and Gene Therapy in May 2020.

Cancer

Based on learning from peer-reviewed publications of Phase I/IIa trials we have designed an innovative dendritic-cell based therapeutic vaccination platform that could potentially be used to induce life-long remissions from some of the deadliest solid tumors. We plan to initially target pancreatic cancer, triple negative breast cancer, glioblastoma, and renal cell carcinoma. The platform might also allow for non-specific immune enhancement that could have impact against a broad array of solid tumors. As with HIV, our approach could potentially allow for outpatient therapy without ablating or significantly impairing the patient’s immune system, as many current approaches require.

Corporate Information

Our principal executive office is located at 2080 Century Park East, Suite 906, Los Angeles, CA 90067, and our telephone number is (786) 888-1685. Our website address is http://www.enochianbio.com. No information found on our website is part of this prospectus. Also, this prospectus may include the names of various government agencies or the trade names of other companies. Unless specifically stated otherwise, the use or display by us of such other parties’ names and trade names in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties.

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements as may be required and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http://www.enochianbio.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at https://www.enochianbio.com/investors-media/sec-filings/ copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

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RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in this prospectus and in our filings with the SEC, as well as all of the information contained in any prospectus supplement, free writing prospectus and amendments thereto, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Risks Related to Our Financial Results and Capital Needs

We have incurred substantial losses since our inception and anticipate that we will continue to incur substantial and increasing losses for the foreseeable future.

We are a pre-clinical-stage biotechnology company. Investment in biotechnology related to genetically modified cells is highly speculative because it entails substantial upfront capital expenditures and significant risk that a product candidate will fail to prove effective, gain regulatory approval or become commercially viable. We do not have any products approved by regulatory authorities and have not generated any revenues from product sales or otherwise to date, and have incurred significant research, development and other expenses related to our ongoing operations and expect to continue to incur such expenses. As a result, we have not been profitable and have incurred significant operating losses in every reporting period since our inception. For nine month period ended March 31, 2020 we reported a net loss of $7.3 million and we had an accumulated deficit of $60.1 million as of March 31, 2020.

We do not expect to generate revenues for the foreseeable future. We expect to continue to incur significant expenses and operating losses for the foreseeable future. We anticipate these losses to increase as we continue to research, develop and seek regulatory approvals for our product candidates and any additional product candidates we may acquire, in-license or develop, and potentially begin to commercialize product candidates that may achieve regulatory approval. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenues. If any of our product candidates fails in clinical studies or does not gain regulatory approval, or if approved, fails to achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. We anticipate that our expenses will increase in the future as we continue to invest in research and development of our existing product candidates, investigate and potentially acquire new product candidates and expand our manufacturing and commercialization activities.

We are a pre-clinical biotechnology company and may never be able to successfully develop marketable products or generate any revenue. We have a very limited relevant operating history upon which an evaluation of our performance and prospects can be made. There is no assurance that our future operations will result in profits. If we cannot generate sufficient revenues, we may suspend or cease operations.

We are an early stage biotechnology company and have not generated any revenues to date. All of our product candidates are in the discovery stage or pre-clinical development stage. Moreover, we cannot be certain that our research and development efforts will be successful or, if successful, that our potential treatments will ever be approved for sales to generate commercial revenues. Our pipeline includes cell, gene and immunotherapy involving genetically modified cells targeted to treat HIV, Hepatitis B and Cancer, and we rely on third parties under contract in the development of product candidates in our pipeline. There is no guarantee that we will be able to manage and fund the development of a pipeline with multiple target conditions and that third parties will meet their obligations to us in connection with our research and development. We and certain third parties on which we rely have no relevant operating history upon which an evaluation of our performance and prospects can be made. We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of treatments either in non-clinical testing or in clinical trials, failure to establish business relationships, failure of our third parties to meet their obligations to and competitive disadvantages against larger and more established companies. If we fail to become profitable, we may suspend or cease operations.

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We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

We expect to expend substantial resources for the foreseeable future to continue the pre-clinical development of our cell, gene and immunotherapy product candidates, and the advancement and potential expansion of our pre-clinical research pipeline. We also expect to continue to expend resources for the development and manufacturing of product candidates and the technology we have licensed or have a right to license from our licensors. These expenditures will include costs associated with research and development, potentially acquiring or licensing new product candidates or technologies, conducting pre-clinical and clinical studies and potentially obtaining regulatory approvals and manufacturing products, as well as marketing and selling products approved for sale, if any. Under the terms of certain of our license agreements, we are obligated to make payments upon the achievement of certain development, regulatory and commercial milestones. We will also need to make significant expenditures to develop a commercial organization capable of sales, marketing and distribution for any products, if any, that we intend to sell ourselves in the markets in which we choose to commercialize on our own. In addition, other unanticipated costs may arise. Because the design and outcome of our ongoing, planned and anticipated pre-clinical and clinical studies is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our product candidates.

Our future capital requirements depend on many factors, including:

•	the costs and payments associated with license agreements for our product and technologies;
•	the costs of conducting pre-clinical and clinical studies and the cost of manufacturing our product candidates
•	the timing of, and the costs involved in, obtaining regulatory approvals for our product candidates, if clinical studies are successful, including any costs from post-market requirements;
•	the cost of commercialization activities for our product candidates, if any of these product candidates is approved for sale, including marketing, sales and distribution costs;
•	our ability to establish and maintain strategic licensing or other arrangements and the financial terms of such agreements;
•	the costs involved in preparing, filing, prosecuting, maintaining, expanding, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;
•	the timing, receipt and amount of sales of, or royalties on, our future products, if any; and

Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate preclinical studies, clinical studies or other development activities for one or more of our product candidates or delay, limit, reduce or terminate our establishment of sales, marketing and distribution capabilities or other activities that may be necessary to commercialize our product candidates.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

Until such time as we can generate substantial product revenues, we may attempt to finance our cash needs through equity offerings, debt financings, government and/or other third-party grants or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, our investors’ ownership interest will be diluted. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more clinical research or development programs, which would adversely impact potential revenues, results of operations and financial condition.

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Risks Related to the Development of Our Product Candidates

We are highly dependent on the services of third parties to conduct research and development of our pipeline, and our failure to maintain the services of such third parties could harm our business

We are highly dependent on third parties working in conjunction with our officers, employees, scientific advisory board and research institutions in the research and development of product candidates in our pipeline. Many of the techniques utilized in the development of our product candidates have been developed by Dr. Serhat Gümrükcü, and we rely on the services of Dr. Gümrükcü, and of G-Tech Bio LLC and Seraph Research Institute, in the continued development of our pipeline. Our future performance will depend on our ability to retain the services of Dr. Gümrükcü, G-Tech Bio LLC and Seraph Research Institute. The loss of the services of any of the foregoing, or of any of our key employees or scientific advisory board members could impede the achievement of our research, development, regulatory approvals and commercialization objectives.

The results of pre-clinical studies or earlier clinical studies are not necessarily predictive of future results, and if we fail to demonstrate efficacy in our pre-clinical studies and/or clinical trials in the future our future business prospects, financial condition and operating results will be materially adversely affected.

The success of our research and development efforts will be greatly dependent upon our ability to the efficacy of the treatments in our pipeline in pre-clinical studies, as well as in clinical trials following IND approval by the FDA. Pre-clinical studies involve testing potential product candidates in appropriate non-human disease models to demonstrate efficacy and safety.

Success in pre-clinical studies does not ensure that later clinical studies will generate adequate data to demonstrate the efficacy and safety of an investigational drug. Currently, several of our product candidates, including ENOB-HV-01, our autologous HIV curative treatment, ENOB-HV-11, our preventative HIV vaccine, ENOB-HV-12, our therapeutic HIV vaccine and ENOB-HB-01, our coopting HBV polymerase are all currently in various stages of pre-clinical development with ongoing and planned pre-clinical studies in conjunction with research institutions and third parties. We presented pre-clinical data on ENOB-HV-01 in May 2020 at the annual conference of the American Society of Gene and Cell Therapy, and participated in an INTERACT meeting with the FDA related to ENOB-HB-01 in June 2020. Additionally, we presented results on ENOB-HB-01 in May at the annual conference of the American Society of Gene and Cell Therapy. Despite preliminary data we believe is positive, this does not guarantee that any of these products will proceed to the clinical stage or to approval for commercial use. A number of companies in the pharmaceutical and biotechnology industries, including those with greater resources and experience than us, have suffered significant setbacks in clinical studies, even after seeing promising results in earlier preclinical studies or clinical studies.

Regulatory agencies evaluate these data carefully before they will approve clinical testing in humans. If certain non-clinical data reveals potential safety issues or the results are inconsistent with an expectation of the potential product candidates’ efficacy in humans, the regulatory agencies may require additional more rigorous testing before allowing human clinical trials. This additional testing will increase program expenses and extend timelines. We may decide to suspend further testing on our product if, in the judgment of our management and advisors, the pre-clinical test results do not support further development.

Our novel gene, cell and immunotherapy product candidates and new therapeutic approaches that could result in heightened regulatory scrutiny, delays in clinical development or delays in or our inability to achieve regulatory approval or commercialization of our product candidates.

Our future success is dependent on the successful development of novel gene, cell and immunotherapy product candidates. Because these programs, particularly our pipeline of allogeneic T-cell product candidates that are bioengineered from sick patients, represent a new approach to immunotherapy for the treatment of cancer and other diseases, developing and commercializing our product candidates subject us to a number of challenges.

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Moreover, actual or perceived safety issues, including adoption of new therapeutics or novel approaches to treatment, may adversely influence the willingness of subjects to participate in clinical studies, or if approved by applicable regulatory authorities, of physicians to subscribe to the novel treatment mechanics. The FDA or other applicable regulatory authorities may ask for specific post-market requirements, and additional information informing benefits or risks of our products may emerge at any time prior to or after regulatory approval.

We face significant competition in an environment of rapid technological change and the possibility that our competitors may achieve regulatory approval before us or develop therapies that are more advanced or effective than ours, which may adversely affect our financial condition and our ability to successfully market or commercialize our product candidates.

The development of treatments in the Field of HIV, Hepatitis B and Cancer is highly competitive and many pharmaceutical and biotechnology companies, academic institutions, governmental agencies and other public and private research organizations may pursue the research and development of technologies, drugs or other therapeutic products for the treatment of some or all of the diseases we are targeting. Nearly all of our competitors have greater capital resources, larger overall research and development staffs and facilities, and a longer history in drug discovery and development, obtaining regulatory approval and pharmaceutical product manufacturing and marketing than we do. Techniques in gene, cell and immunotherapy are subject to rapid technological change and development and the market for products in our pipeline and is significantly affected by existing rival products and medical procedures, new product introductions and the market activities of other participants. With additional resources, our competitors may be able to respond to the rapid and significant technological changes faster than we can. Our future success will depend in large part on our ability to maintain a competitive position with respect to these technologies. We may also face competition from products which have already been approved and accepted by the medical community for the treatment of these same indications. If we are unable to compete effectively with any existing products, new treatment methods and new technologies, we may be unable to commercialize therapeutic products that we may develop in the future, which could adversely impact potential revenues, results of operations and financial condition or lead to abandonment of product candidates in our pipeline.

Our reliance on third parties, such as university laboratories, contract manufacturing organizations and contract or clinical research organizations, may result in delays in completing, or a failure to complete, non-clinical testing or clinical trials if they fail to perform under our agreements with them.

In the course of the development of our pipeline, we have and expect to continue engage university laboratories, non-profit organizations, independent contractors, other biotechnology companies or contract or clinical manufacturing organizations to conduct and manage research and development, pre-clinical and clinical studies and to manufacture materials for us to be used in pre-clinical and clinical testing. Due to engagements with these organizations, many important aspects of our research have been and will be out of our direct control. If any of these organizations we may engage in the future, fail to perform their obligations under our agreements with them or fail to perform non-clinical testing and/or clinical trials in a satisfactory manner, we may face delays in completing our clinical trials, as well as commercialization of any of our product candidates. Furthermore, any loss or delay in obtaining contracts with such entities may also delay the completion of our clinical trials, regulatory filings and the potential market approval of our product candidates.

Risks Related to Our Intellectual Property

We have licensed a significant portion of our intellectual property from our licensors. If we breach any of our license agreements with these licensors, or otherwise experience disruptions to our business relationships with our licensors, we could lose intellectual property rights that are important to our business.

We hold rights under license agreements with our licensors, including Weird Science, LLC and G-Tech Bio, LLC that are important to our business. Our research and development platform is built, in part, around patent rights licensed from such licensors. Under our existing license agreements, we are subject to various obligations, including diligence obligations with respect to development and commercialization activities, provision of support with respect to development of licensed intellectual property, prosecution of intellectual property protection, payment obligations upon achievement of certain milestones and royalties on product sales. In spite of our efforts, our licensors might conclude that we have materially breached our obligations under such license agreements and might therefore terminate the license agreements, thereby removing or limiting our ability to develop and commercialize products and technology covered by these license agreements. If any of these licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors or other third parties would have the freedom to seek regulatory approval of, and to market, products identical to ours and we may be required to cease our development and commercialization of product candidates covered by any such licenses. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

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Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

●	the scope of rights granted under license agreements and other interpretation-related issues;

●	payment obligations due to licensors under license agreements and other disputes related to the obligations for payment related to intellectual property protection
●	the extent to which our product candidates, technology and processes infringe on intellectual property of a licensor that is not subject to a licensing agreement;

●	the sublicensing of patent and other rights under our collaborative development relationships;

●	our diligence obligations under license agreements and what activities satisfy those diligence obligations;

●	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our licensors; and

●	the priority of invention of patented technology.

In addition, the agreements under which we currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations.

The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

If we do not obtain required intellectual property licenses or rights, we could encounter delays in our product development efforts while we attempt to design around other patents or even be prohibited from developing, manufacturing or selling products requiring these rights or licenses. There is also a risk that legal disputes may arise as to the rights to technology developed in collaboration with other parties, all with attendant risk, distraction, expense, and lack of predictability.

If we are unable to obtain and maintain sufficient intellectual property protection for our product candidates, or if the scope of the intellectual property protection is not sufficiently broad, our ability to commercialize our product candidates successfully and to compete effectively may be adversely affected.

We rely upon a combination of patents, trademarks, trade secrets and confidentiality agreements – both that we own or possess or that are owned or possessed by our licensors that are licensed to us – to protect the intellectual property related to our technology and product candidates. When we refer to “our” technologies, inventions, patents, provisional patents, patent applications or other intellectual property rights, we are referring to both the rights that we own or possess as well as those that we license, many of which are critical to our intellectual property protection and our business. For example, the product candidates and platform technology we have licensed from our licensors are protected primarily by patent or patent applications of our licensors that we have licensed and as confidential know-how and trade secrets. If the intellectual property that we rely on is not adequately protected, competitors may be able to use our technologies and erode or negate any competitive advantage we may have.

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The patentability of inventions and the validity, enforceability and scope of patents in the biotechnology field is uncertain because it involves complex legal, scientific and factual considerations, and it has in recent years been the subject of significant litigation. Moreover, the standards applied by the U.S. Patent and Trademark Office, or USPTO, and non-U.S. patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable in biotechnology patents.

There is no assurance that all potentially relevant prior art relating to our patents and patent applications is known to us or has been found in the instances where searching was done. We may be unaware of prior art that could be used to invalidate an issued patent or prevent a pending patent application from issuing as a patent. There also may be prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim of one of our patents or patent applications, which may, nonetheless, ultimately be found to affect the validity or enforceability of such claim. We also may not be able to obtain full patent protection from provisional patents for which we have sought or will seek further patent protection. As a consequence of these and other factors, our patent applications may fail to result in issued patents with claims that cover our product candidates in the U.S. or in other countries.

Even if patents have issued or do successfully issue from patent applications, and even if these patents cover our product candidates, third parties may challenge the validity, enforceability or scope thereof, which may result in these patents being narrowed, invalidated or held to be unenforceable. No assurance can be given that if challenged, our patents would be declared by a court to be valid or enforceable.

Even if unchallenged, our patents and patent applications or other intellectual property rights may not adequately protect our intellectual property, provide exclusivity for our product candidates or prevent others from designing around our claims. The possibility exists that others will develop products on an independent basis which have the same effect as our product candidates and which do not infringe our patents or other intellectual property rights, or that others will design around the claims of patents that we have had issued that cover our product candidates. If the breadth or strength of protection provided by our patents and patent applications with respect to our product candidates is threatened, it could jeopardize our ability to commercialize our product candidates and dissuade companies from collaborating with us.

We may also desire to seek a license from a third party who owns intellectual property that may be useful for providing exclusivity for our product candidates, or for providing the ability to develop and commercialize a product candidate in an unrestricted manner. There is no guarantee that we will be able to obtain a license from such a third party on commercially reasonable terms, or at all.

In addition, the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction.

We and our licensors have filed a number of patent applications covering our product candidates or methods of using or making those product candidates. We cannot offer any assurances about which, if any, patents will be issued with respect to these pending patent applications, the breadth of any such patents that are ultimately issued or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Because patent applications in the U.S. and most other countries are confidential for a period of time after filing, and some remain so until issued, we cannot be certain that we or our licensors were the first to file any patent application related to a product candidate. We or our licensors may also become involved in proceedings regarding our patents, including patent infringement lawsuits, interference or derivation proceedings, oppositions, and inter partes and post-grant review proceedings before the USPTO the European Patent Office and other non-U.S. patent offices.

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If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be negatively impacted and our business would be harmed.

In addition to the protection afforded by patents we hold rights to, we also rely on trade secret protection for certain aspects of our intellectual property. However, trade secrets are difficult to protect. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, consultants, independent contractors, advisors, contract manufacturers, suppliers and other third parties. We also enter into confidentiality and invention or patent assignment agreements with employees and certain consultants. Any party with whom we have executed such an agreement may breach that agreement and disclose our proprietary information, including our trade secrets, and we might not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret. Further, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such third party, or those to whom they communicate such technology or information, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, it could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our success will depend in part on our ability to commercialize our product candidates without infringing the proprietary rights of others. Much of the intellectual property utilized in our product candidates is licensed from our licensors, who hold patents and provisional patents in their names. We have not conducted extensive freedom of use patent searches and no assurance can be given that patents do not exist or could be issued which would have an adverse effect on our ability to market our technology or maintain our competitive position with respect to our technology. We also cannot be sure that patents or provisional patents filed by others are valid or will be upheld if challenged. It is possible that there are additional patents that may cover certain other aspects of technology used in our product candidates that is not covered by our licensed intellectual property. If our licensed technology or other subject matter are claimed under other United States patents or other international patents or are otherwise protected by third party proprietary rights, we or our licensors may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we would be successful in a challenge or be able to obtain such licenses or that such licenses, if available, could be obtained on commercially reasonable terms. Furthermore, the failure to succeed in a challenge, develop a commercially viable alternative or obtain needed licenses could be have significant adverse consequences to the development of our pipeline. Adverse consequences include delays in marketing some or all of our product candidates based on our technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses. If we defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease the research and development of our technology.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure. Additionally, parties making claims against us may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

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We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Risks Related to our Common Stock

Our stock price has been and will likely continue to be volatile and may decline regardless of our operating performance.

Our stock price has fluctuated in the past and can be expected to be volatile in the future. From July 1, 2019 through June 30, 2020, the reported sale price of our Common Stock has fluctuated between $6.75 and $2.08 per share. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our Common Stock. The market price of our Common Stock may be influenced by many factors, including the following:

•	the success of competitive products or technologies;
•	regulatory actions with respect to our product candidates or products or our competitors’ product candidates or products;
•	actual or anticipated changes in our growth rate relative to our competitors;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
•	results of clinical studies of our product candidates or those of our competitors;
•	regulatory or legal developments in the U.S. and other countries;
•	developments or disputes concerning patent applications, issued patents or other proprietary rights;
•	the recruitment or departure of key personnel;
•	the level of expenses related to any of our product candidates or clinical development programs;
•	the results of our efforts to in-license or acquire additional product candidates or products;
•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	fluctuations in the valuation of companies perceived by investors to be comparable to us;
•	inconsistent trading volume levels of our shares;
•	announcement or expectation of additional financing efforts;
•	sales of our Common Stock by us, our insiders or our other stockholders;

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•	market conditions in the pharmaceutical and biotechnology sectors;
•	general economic, industry and market conditions; and
•	the other risks described in this “Risk Factors” section.

In addition, the stock markets in general, and the markets for biotechnology and pharmaceutical stocks in particular, have experienced significant volatility that has often been unrelated to the operating performance of particular companies. For example, the SARs CoVID 19 pandemic and government policies surrounding the SARs CoVID 19 pandemic have negatively impacted, and may continue to negatively impact, the financial markets generally, including the markets for small capitalization biotechnology stocks. Likewise, as a result of significant changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade and health care spending and delivery, any significant developments in the SARs CoVID 19 pandemic or changes in tariffs and other restrictions on free trade stemming from U.S. and foreign government policies, or for other reasons, the financial markets could experience significant volatility that could also negatively impact the markets for biotechnology and pharmaceutical stocks. These market fluctuations may adversely affect the trading price of our Common Stock.

In the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Any such litigation brought against us could result in substantial costs and divert management’s attention and resources, which could result in delays of our clinical studies or commercialization efforts.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our executive officers, directors, affiliates, and entities they control own approximately 70% of our outstanding Common Stock and voting power. These stockholders, should they act in concert, may be able to determine the outcome of all matters requiring stockholder approval. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our Common Stock. The interests of our significant stockholders who are also affiliates may not always coincide with the interests of other stockholders and they may act in a manner that advances their best interests and not necessarily those of other stockholders, including seeking a premium value for their Common Stock, and might affect the market price for our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market could cause our stock price to fall.

A significant portion of our Common Stock is held in restricted form, and consequentially a minority of our outstanding Common Stock actively trades in the public markets. Sales of a substantial number of such shares of our Common Stock in the public market could occur at any time. While a large majority of such shares are unregistered and subject to volume restrictions on sale pursuant to Rule 144 under the Securities Act, these restrictions could be lifted if any of our stockholders ceased to be bound by such restrictions. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.

Trading of our Common Stock may be volatile and sporadic, which could depress the market price of our Common Stock and make it difficult for our stockholders to resell their shares.

There is currently a limited market for our Common Stock and the volume of our Common Stock traded on any day may vary significantly from one period to another. Trading in our stock is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The availability of buyers and sellers represented by this volatility could lead to a market price for our Common Stock that is unrelated to operating performance. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for our stockholders to resell their stock.

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We have incurred and will continue to incur increased costs as a result of being a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses. We are subject to the reporting requirements of the Exchange Act, which require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and The Nasdaq Stock Market to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Since we are no longer an Emerging Growth Company, we may no longer be able to take advantage of certain accommodations afforded to Emerging Growth Companies that are not also afforded to Smaller Reporting Companies. Changes in reporting requirements, the current political environment and the potential for future regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

The rules and regulations applicable to public companies have substantially increased our legal and financial compliance costs and make some activities more time-consuming and costly. To the extent these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be the sole source of potential gain for our stockholders.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our Common Stock will be the sole source of gain for our stockholders for the foreseeable future.

Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell substantial amounts of Common Stock or securities convertible into or exchangeable for Common Stock in one or more transactions at prices and in a manner we determine from time to time. These future issuances of Common Stock or Common Stock-related securities, together with the exercise of outstanding options or warrants, and any additional shares that may be issued in connection with acquisitions or licenses, if any, may result in material dilution to our investors. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to those of holders of our Common Stock. Pursuant to our equity incentive plans, our compensation committee is authorized to grant equity-based incentive awards to our employees, non-employee directors and consultants. In addition, our stockholders have recently approved an increase in the number of shares of Common Stock available under our Equity Incentive Plan and a large number of options or other equity awards may be issued in the future. Future grants of RSUs, options and other equity awards and issuances of Common Stock under our equity incentive plans will result in dilution and may have an adverse effect on the market price of our Common Stock.

Some terms of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders and may prevent attempts by our stockholders to replace or remove our current management.

Our certificate of incorporation, or Certificate of Incorporation, and amended and restated bylaws, or Bylaws, as well as Delaware law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, or remove our current management. These include terms that:

•	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
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•	provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice; and
•	not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election.

Any of the factors listed above may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, who are responsible for appointing the members of our management.

In addition, because we are incorporated in Delaware, we are governed by Section 203 of the Delaware General Corporation Law, which may discourage, delay or prevent someone from acquiring us or merging with us whether or not it is desired by or beneficial to our stockholders. Under Delaware law, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Any term of our Certificate of Incorporation or Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

If securities analysts do not continue to publish research or reports about our business or if they or others publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock may rely, in part, on the research and reports that industry or financial analysts or other third parties publish about us or our business. If securities analysts do not continue coverage of us, the trading price of our stock could decrease. Additionally, if negative information is published about us by analysts or other third parties, even if untrue, the publication of such information could cause the trading price of our stock to decrease.

Risks Related To Our Business Operations and Managing Growth

If our operations require a full time Chief Executive Officer or Chief Medical Officer, and we are not able to hire a full time Chief Executive Officer to manage our operations or if our current management or scientific team ceases to serve, our business will be harmed.

Currently, our management team is led by Dr. Mark Dybul, the Executive Vice-Chair of the Board and Luisa Puche, our Chief Financial Officer. In the future, we may require the services of a full time Chief Executive Officer and/or a Chief Medical Officer. The Board and our stockholders have approved a proposed employment agreement with Dr. Dybul that we expect to become effective prior to July 1, 2021, but if he or Ms. Puche should cease to serve, our business operations may suffer. Additionally, we may in the future require a Chief Medical Officer, and if we are unable to hire a Chief Medical Officer, our business operations and the continued development of our product candidates may suffer.

In addition, we are dependent on our continued ability to attract, retain and motivate highly qualified additional management and scientific personnel. If we are not able to retain our management and to attract, on acceptable terms, additional qualified personnel necessary for the continued development of our business, we might not be able to sustain our operations or grow.

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We have limited corporate infrastructure and may experience difficulties in managing growth.

As of June 30, 2020, we had only 10 full time employees and we rely on third-party contractors for the provision of professional, scientific, regulatory and other services. As our development and commercialization plans and strategies develop, we may need additional managerial, scientific, operational, financial, and other resources. Our management may need to divert a disproportionate amount of its attention away from our day-to-day operations and devote a substantial amount of time to managing these growth activities. We might not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational inefficiencies, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of our current and potential future product candidates. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and grow revenue could be reduced and we might not be able to implement our business strategy. Our future financial performance, our ability to commercialize product candidates, develop a scalable infrastructure and compete effectively will depend, in part, on our ability to effectively manage any future growth.

If we, our service providers, or third parties fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could harm our business.

If we, our service providers, or any third parties engaged in development of our product candidates fail to comply with laws regulating the protection of the environment and health and human safety, we could be subject to enforcement actions and our business prospects could be adversely affected.

Our research and development activities, and the research and development activities of our service providers and any third parties engaged in development of our product candidates, may involve the use of hazardous materials and chemicals or other regulated activities. In conjunction with our service providers and other third parties, we are also engaged in pre-clinical studies using live animals and samples of infectious diseases. Failure to adequately handle and dispose of hazardous materials or to meet various standards imposed by federal, state, local or foreign regulators could lead to liabilities for resulting damages, which could be substantial. We also may be subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-home pathogens and the handling of bio-hazardous materials.

If we, our service providers, or any third parties engaged in development of our product candidates fail to comply with applicable federal, state, local or foreign laws or regulations, we could be subject to enforcement actions, which could adversely affect our ability to develop, market and sell our product candidates successfully and could harm our reputation and lead to reduced acceptance of our product candidates. These enforcement actions may include:

•	restrictions on, or prohibitions against, marketing our product candidates;

•	restrictions on importation of our product candidates;

•	suspension of review or refusal to approve new or pending applications;

•	suspension or withdrawal of product approvals;

•	product seizures;

•	injunctions; and

•	civil and criminal penalties and fines.

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Our employees, third-party clinical investigators, consultants, licensors and other third parties may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading.

We are exposed to the risk of fraud or other misconduct by our employees, third-party clinical investigators, consultants, licensors, and third parties under contract. Misconduct by these parties could include intentional failures to comply with FDA regulations or the regulations applicable in other jurisdictions, provide accurate information to the FDA and other regulatory authorities, comply with healthcare fraud and abuse laws and regulations in the United States and abroad, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Such misconduct also could involve the improper use of information obtained in the course of clinical trials or interactions with the FDA or other regulatory authorities, which could result in regulatory sanctions and cause serious harm to our reputation. It is not always possible to identify and deter misconduct, and the precautions we take to detect and prevent this activity might not be effective in controlling unknown or unmanaged risks or losses or in protecting us from government investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could have a negative impact on our business, financial condition, results of operations and prospects, including the imposition of significant fines or other sanctions.

We rely upon information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cyber security incidents, could harm our ability to operate our business effectively.

Our business operations could suffer in the event of system failure. Despite the implementation of security measures, our internal computer systems and those of our contract research organizations, and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our product development programs. For example, the loss of formulas or data from completed or ongoing or planned pre-clinical studies could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and further development of our product candidates could be delayed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our anticipated future clinical and regulatory milestone events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “forecast,” “could,” “suggest,” “plan,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding:

●	our ability to operate with substantial and increasing losses;

●	our ability to successfully commercialize our product candidates and generate revenues;

●	our ability to raise capital as needed and on terms acceptable to us and our stockholders and the effects of such financing activities on our Common Stock;

●	our dependence on third parties and such third parties’ actions that may affect our business;
●	the conduct of and the results of studies and trials of our product candidates and the effects of such results on our business;

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●	regulatory matters that may affect our business;

●	competition and technological change

●	our ability to obtain and maintain sufficient intellectual property protection for our product candidates;

●	our ability to comply with our intellectual property licensing agreements;

●	our ability to defend against claims of intellectual property infringement;

●	our ability to comply with the maintenance requirements of the government patent agencies;

●	our ability to protect our intellectual property rights throughout the world;

●	our ability to maintain the confidentiality of our trade secrets;

●	market forces affecting our Common Stock, actions by our stockholders and future events outside of our control that may affect the price of our Common stock;

●	our ability to manage growth and to retain and hire key personnel;

●	our anticipated future regulatory submissions and our ability to receive regulatory approvals to develop and market our product candidates;

●	our anticipated regulatory costs and burdens; and

●	our ability to generate any revenue or to continue as a going concern.

We have based these forward-looking statements largely on our current expectations and projections about future events, including the responses we expect from the U.S. Food and Drug Administration, or FDA, and other regulatory authorities and financial trends that we believe may affect our financial condition, results of operations, business strategy, preclinical trials and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions including without limitation the risks described in periodic reports that we have filed under the Securities Exchange Act of 1934 that are incorporated by reference in this prospectus. These risks are not exhaustive. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable laws including the securities laws of the United States, we assume no obligation to update or supplement forward-looking statements.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus in connection with the primary offering for general corporate and operations purposes and to fund our anticipated growth. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers, through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise or through a combination of any such methods of sale. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

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The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•      on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•      in the over-the-counter market;

•      in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•      through the writing of options, whether the options are listed on an options exchange or otherwise.

•     in private transactions and transactions otherwise than on these exchanges or systems;

•     through underwriters for resale to the public or investors;

•     in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•     through a combination of any of the above transactions; or

•     any other method permitted by law.

Each time that we use this prospectus to sell our securities, we shall also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•      the public offering price;

•      the name or names of any underwriters, dealers or agents;

•      the purchase price of the securities;

•      the proceeds from the sale of the securities to us;

•      any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•      any discounts or concessions allowed or reallowed or repaid to dealers;

•     the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws;

•     the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities; and

•      the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the Common Stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Stock Market may engage in passive market making transactions in our Common Stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our Common Stock is quoted on The Nasdaq Capital Market. Unless otherwise specified in the applicable prospectus supplement, our securities (other than our Common Stock) will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

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Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

DESCRIPTION OF OUR COMMON STOCK

We are authorized to issue 100,000,000 shares of Common Stock with a par value of $0.0001. As of July 10, 2020, we had 46,497,409 shares of Common Stock outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The Common Stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our Common Stock is quoted on the Nasdaq Capital Market under the trading symbol “ENOB”. On July 10, 2020, the last reported sale price of our Common Stock was $3.92 per share.

Transfer Agent

The transfer agent of our Common Stock offered hereby is Action Stock Transfer, 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121. Its telephone number is (801) 274-1088.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or
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•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Certificate of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

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LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by K&L Gates LLP, Miami, Florida. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements as of June 30, 2019 and 2018, and for each of the two years in the period ended June 30, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2019 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)   our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on September 30, 2019, and the amendment thereto on Form 10-K/A filed on October 28, 2019;

(2)  our Proxy Statement on Schedule 14A filed on May 22, 2020 and our Information Statement on Schedule 14C filed on November 12, 2019;

(3)   our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2019 filed on November 13, 2019, for the quarter ended December 31, 2019 filed on February 10, 2020 and for the quarter ended March 31, 2020 filed on May 11, 2020;

(4)  our Current Reports on Form 8-K filed with the SEC on July 14, 2020, June 16, 2020, March 31, 2020, February 3, 2020, January 2, 2020, December 10, 2019, November 27, 2019, November 26, 2019, November 25, 2019, November 15, 2019 and November 14, 2019 and the amendment thereto on Form 8-K/A filed on November 14, 2019; and

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(5)   the description of our Common Stock contained in the Registration Statement on Form 8-A (File No. 001-38758) filed with the SEC on December 6, 2018.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date the offering of securities hereunder is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Enochian Biosciences, Inc.
2080 Century Park East, Suite 906

Los Angeles, CA 90067
+1 (786) 888-1685

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Enochian Biosciences, Inc.

Up to $20,575,016 of Shares of

Common Stock

PROSPECTUS SUPPLEMENT

July 20, 2020